Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1999 Avenue of the Stars-Floor26
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611
(Name, address and telephone number of agent for service)

FISHER SCIENTIFIC INTERNATIONAL INC.
(Exact name of obligor as specified in its charter)

Delaware	02-0451017
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

One Liberty Lane
Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities
(Title of the indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16. List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

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SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh, and Commonwealth of Pennsylvania, on the 20th day of January, 2004.

J. P. Morgan Trust Company, National Association

By	/s/ Elaine D. Renn

Elaine D. Renn
Vice President

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Exhibit 7. Report of Condition of the Trustee.

Consolidated Report of Condition of J.P. Morgan Trust Company, N.A., (formerly Chase Manhattan Bank and Trust Company, N.A.)

(Legal Title)

Located at	1999 Avenue of the Stars – Floor 26	Los Angeles,	CA	90067

	(Street)	(City)	(State)	(Zip)

as of close of business on September 30, 2003

($000)

Assets
Cash and Due From Banks	32,688
Securities	115,560
Loans and Leases	41,185
Premises and Fixed Assets	9,470
Intangible Assets	158,727
Other Assets	15,568

Total Assets	373,198

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($000)

Liabilities
Deposits	102,395
Other Liabilities	47,412

Total Liabilities	149,807
Equity Capital
Common Stock	600
Surplus	181,587

Retained Earnings	41,204
Total Equity Capital	223,391

Total Liabilities and Equity Capital	373,198

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